Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CAS Medical Systems, Inc. of our report dated March 30, 2016 relating to the consolidated financial statements of CAS Medical Systems, Inc. as of and for the years ended December 31, 2015 and 2014, which report appears in the December 31, 2015 Annual Report on Form 10-K of CAS Medical Systems, Inc.

/s/ CohnReznick LLP

Roseland, New Jersey
August 9, 2016